SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2003

Max Re Capital Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-33047	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Max Re House, 2 Front Street, Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(441)296-8800

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

99.1	Bermuda Angle 2003 Presentation, delivered on December 3, 2003.

99.2	News Release of Max Re Capital Ltd., dated December 3 2003.

ITEM 9. Regulation FD Disclosure.

On December 3, 2003, executives of the Registrant spoke at the 12th Annual Bermuda Angle Conference for insurance analysts in Boca Raton, Florida. The presentation, which included 2004 operating earnings guidance, was available to the public by webcast. The presentation slides are furnished herewith as Exhibit 99.1, which is incorporated by reference herein. On the morning of December 3, 2003, the Registrant issued a news release regarding the earnings guidance, furnished herewith as Exhibit 99.2 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.
(Registrant)

Date: December 4, 2003

/s/ Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President & Chief Risk Officer